Exhibit 10.1

EXECUTIVE SALARY CONTINUATION AGREEMENT

THIS AGREEMENT, made and entered into this 4th day of January 2012, by and between Lake Sunapee Bank, FSB, a bank organized and existing under the laws of the United States of America (hereinafter referred to as the “Bank”), and Stephen W. Ensign, an Executive of the Bank (hereinafter referred to as the “Executive”), a member of a select group of management and highly compensated employees of the Bank.

WHEREAS, the Executive has been and continues to be a valued Executive of the Bank; and

WHEREAS, the purpose of this Agreement is to further the growth and development of the Bank by providing the Executive with supplemental retirement income, and thereby encourage the Executive’s productive efforts on behalf of the Bank and the Bank’s shareholders, and to align the interests of the Executive and those shareholders; and

WHEREAS, it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to make certain payments to the Executive at retirement or the Executive’s Beneficiary in the event of the Executive’s death pursuant to this Agreement; and

ACCORDINGLY, it is intended that the Agreement be “unfunded” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and not be construed to provide income to the participant or beneficiary under the Internal Revenue Code of 1986, as amended (the “Code”), particularly Section 409A of the Code and guidance or regulations issued thereunder, prior to actual receipt of benefits; and

NOW THEREFORE, it is agreed as follows:

I.	EFFECTIVE DATE

The Effective Date of this Agreement shall be 11/30/11

II.	FRINGE BENEFITS

The salary continuation benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits except as set forth hereinafter.

III.	DEFINITIONS

A.	Retirement Date:

“Retirement Date” shall mean the later of the Executive’s seventieth (70) birthday or Separation from Service.

B.	Normal Retirement Age:

“Normal Retirement Age” shall mean the age at which the Executive will be on December 31, 2014.

C.	Plan Year:

Any reference to “Plan Year” shall mean a calendar year from January 1st to December 31st. In the year of implementation, the term “Plan Year” shall mean the period from the Effective Date to December 31st of the year of the Effective Date.

D.	Separation from Service:

“Separation from Service” shall mean the Executive dies, retires, or otherwise has a termination of employment with the Bank. However, the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) month, or if longer, so long as the individual retains a right to reemployment with the service recipient under an applicable statute or by contract. For purposes of this definition, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Executive will return to reemployment for the Bank. If the period of leave exceeds six (6) months and the individual does not retain a right to reemployment under an applicable statute or by contract, the employment relations is deemed to terminate on the first date immediately following such six (6) month period. Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Executive to be unable to perform the duties of his or her of employment or any other substantially similar position of employment, a twenty-nine (29) month period of absence may be substituted for such six(6) month period.

Whether a termination of employment of service has occurred is determined based on whether the facts and circumstances indicate that the Bank and Executive reasonably anticipated that no further services would he performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an Executive or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an Executive or an independent contractor)

over the immediately preceding thirty-six (36) month period (or the full period of services to the Bank if the Executive has been providing services to the Bank less than 36 months). Facts and circumstances to be considered in making this determination include, but are not limited to, whether the Executive continues to be treated as an Executive for other purposes (such as continuation of salary and participation in Executive benefit programs), whether similarly situated service providers have been treated consistently, and whether the Executive is permitted, and realistically available, to perform services for other service recipients in the same line of business. An Executive is presumed to have separated from service where the level of bona fide services performed deceases to a level equal to twenty percent (20%) or less of the average level of services performed by the Executive during the immediately preceding thirty-six (36) month period. An Executive will be presumed not to have separated from service where the level of bona fide services performed continues at a level that is fifty percent (50%) or more of the average level of service performed by the Executive during the immediately preceding thirty-six (36) month period.

E.	Discharge for Cause:

The term “for Cause” shall mean any of the following that result in an adverse effect on the Bank: (i) the commission of a felony or gross misdemeanor involving fraud or dishonesty; (ii) the willful violation of any banking law, rule, or banking regulation (other than a traffic violation or similar offense); (iii) an intentional failure to perform stated duties; or (iv) a breach of fiduciary duty involving personal profit. If a dispute arises as to discharge “for Cause,” such dispute shall be resolved by arbitration as set forth in this Agreement.

F.	Change in Control:

“Change in Control” shall mean a change in ownership or control of the Bank as defined in Treasury Regulation Section 1.409A-3(g)(5) or any subsequently applicable Treasury Regulation.

G.	Restriction on Timing of Distribution:

Notwithstanding any provision of this Agreement to the contrary, distributions to the Executive may not commence earlier than six (6) months after the date of a Separation from Service, as that term is used under Section 409A if, pursuant to Internal Revenue Code Section 409A, the Executive is considered a “specified employee” of the Bank under Internal Revenue Code Section 416(i), if any stock of the Bank is publicly traded on an established securities market or otherwise. In the event a distribution is delayed pursuant to this paragraph, the originally scheduled payment shall be delayed for six (6) months, and shall commence instead on the first day of the seventh month following Separation from Service. If payments are scheduled to be made in installments, the first six (6) months of installment payments shall be delayed, aggregated, and paid instead on the first day of the seventh month, after which all installment payments shall be made on their regular schedule. If payment is scheduled to be made in a lump sum, the lump sum payment shall be delayed for six (6) months and instead be made on the first day of the seventh month.

H.	Beneficiary:

The Executive shall have the right to name a Beneficiary of the Death Benefit. The Executive shall have the right to name such Beneficiary at any time prior to the Executive’s death and submit it to the Plan Administrator (or Plan Administrator’s representative) on the form provided. Once received and acknowledged by the Plan Administrator, the form shall be effective. The Executive may change a Beneficiary designation at any time by submitting a new form to the Plan Administrator. Any such change shall follow the same rules as for the original Beneficiary designation and shall automatically supersede the existing Beneficiary form on file with the Plan Administrator.

If the Executive dies without a valid Beneficiary designation on file with the Plan Administrator, death benefits shall be paid to the Executive’s estate.

If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

IV.	RETIREMENT BENEFIT

Upon attainment of the Retirement Date, the Bank shall pay the Executive an annual benefit equal to twenty-five thousand dollars ($25,000). Said benefit shall be paid in equal monthly installments (1/12th of the annual benefit) until the death of the Executive. Said payment shall be made the first day of the month following the date of such Separation from Service.

V.	DEATH BENEFIT

In the event the Executive should die at any time after the Effective Date of this Agreement, the Bank will pay the accrued balance on the date of death, of the Executive’s Accrued Liability Retirement Account in one (1) lump sum to the Executive’s Beneficiary. Said payment due hereunder shall be made within sixty (60) days of the Executive’s death.

VI.	BENEFIT ACCOUNTING/ ACCRUED LIABILITY RETIREMENT ACCOUNT

The Bank shall account for this benefit using the regulatory accounting principles of the Bank’s primary federal regulator. The Bank shall establish an Accrued Liability Retirement Account for the Executive on the books of the Bank into which appropriate reserves shall be accrued.

VII.	VESTING

The Executive shall be one hundred percent (100%) vested in the Accrued Liability Retirement Account from the Effective Date of this Agreement

VIII.	TERMINATION PRIOR TO NORMAL RETIREMENT AGE

Subject to Paragraph IX, in the event that the employment of the Executive shall terminate prior to the Normal Retirement Age, by the Executive’s voluntary action, or by the Executive’s discharge by the Bank without cause, the Bank shall pay to the Executive an amount of money equal to the balance of the Executive’s Accrued Liability Retirement Account on the date of Separation from Service. This benefit shall be paid in one (1) lump sum thirty (30) days following Separation from Service.

IX.	DISCHARGE FOR CAUSE

Notwithstanding anything to the contrary, in the event the Executive shall be Discharged For Cause at any time, this Agreement shall terminate and all benefits provided herein shall be forfeited.

X.	CHANGE IN CONTROL

Upon a Change in Control, the Executive shall become one hundred percent (100%) vested in the Retirement Benefit. The Executive shall receive the Retirement Benefit as if the Executive had been continuously employed by the Bank until the Executive’s Normal Retirement Age. Such benefit shall be paid in accordance with Paragraph IV, commencing on the first day of the month following the Executive’s Normal Retirement Age.

XI.	RESTRICTIONS ON FUNDING

The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, their Beneficiary, or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, Disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Executive he deemed to have any lien, right, title or interest in any specific funding investment or assets of the Bank.

If the Bank elects to invest in a life insurance, disability or annuity policy on the life of the executive, then the Executive shall assist the Bank by freely submitting a physical exam and supplying such additional information as necessary to obtain such insurance or annuity.

XII.	MISCELLANEOUS

A.	Alienability and Assignment Prohibition:

Neither the Executive nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive’s Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

B.	Amendment or Revocation:

Subject to Paragraph XIV, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Executive and the Bank. Any such amendment shall not be effective to decrease or restrict the Executive’s accrued benefit under this Agreement, determined as of the date of amendment, unless agreed to in writing by the Executive, and provided further, no amendment shall be made, or if made, shall be effective, if such amendment would cause the Agreement to violate Internal Revenue Code Section 409A.

C.	Applicable Law:

The validity and interpretation of this Agreement shall be governed by the laws of the State of New Hampshire.

D.	Binding Obligation of the Bank and any Successor in Interest:

The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agree, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, assigns, beneficiaries, heirs and personal representatives.

E.	Gender:

Whenever in this Agreement words are used in the masculine or neutral gender, they shall be read and construed as in the masculine, feminine or neutral gender, whenever they should so apply.

F.	Headings:

Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

G.	Not a Contract of Employment:

This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge the Executive, or restrict the right of the Executive to terminate employment.

H.	Opportunity to Consult with Independent Advisors:

The Executive acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and legal counsel regarding both the benefits granted to him under the terms of this Agreement and the: (i) tetras and conditions which may affect the Executive’s right to these benefits; and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, Section 409A of the Code and guidance or regulations thereunder, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Executive acknowledges and agrees shall be the sole responsibility of the Executive notwithstanding any other tetra or provision of this Agreement. The Executive further acknowledges and agrees that the Bank shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Executive and further specifically waives any right for himself or herself, and his or her heirs, beneficiaries, legal representative, agents, successor and assign to claim or assert liability on the part of the Bank related to the matters described above in this paragraph. The Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

I.	Partial Invalidity:

If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

J.	Permissible Acceleration Provision:

Under Treasury Regulation Section 1.409A-3(j)(4), a payment of deferred compensation may not be accelerated except as provided in regulations by the Internal Revenue Code. This Agreement allows all permissible payment accelerations under 1.409A-3(j)(4) that include but are not limited to payments necessary to comply with a domestic relations order, payments necessary to comply with certain conflict of interest rules, payments intended to pay employment taxes, and other permissible payments are allowed as permitted by statute or regulation.

K.	Subsequent Changes to Time and Form of Payment:

The Bank may permit subsequent changes to the time and form of payment. Any such change shall be considered made only when it becomes irrevocable under the terms of the Agreement. Any subsequent time and form of payment changes will be considered irrevocable not later than thirty (30) days following acceptance of the change by the Plan Administrator, subject to the following rules:

a.	the subsequent change may not take effect until at least twelve (12) months after the date on which the change is made;

b.	the payment (except in the case of death, disability, or unforeseeable emergency) upon which the change is made is deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid; and

c.	in the case of a payment made at a specified time, the change must be made not less than twelve (12) months before the date the payment is scheduled to be paid.

L.	Tax Withholding:

The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement. The Executive acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

XIII.	ADMINISTRATIVE AND CLAIMS PROVISIONS

A.	Plan Administrator:

The “Plan Administrator” of this Agreement shall he Lake Sunapee Bank, FSB. As Plan Administrator, the Bank shall be responsible for the management, control and administration of the Agreement. The Plan Administrator may delegate to others certain aspects of the management and operation responsibilities of the Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

B.	Claims Procedure:

a.	Filing a Claim for Benefits:

Any insured, Beneficiary, or other individual, (“Claimant”) entitled to benefits under this Agreement will file a claim request with the Plan Administrator. The Plan Administrator will, upon written request of a Claimant, make available copies of all forms and instructions necessary to file a claim for benefits or advise the Claimant where such forms and instructions may be obtained. If the claim relates to disability benefits, then the Plan Administrator shall designate a sub-committee to conduct the initial review of the claim (and applicable references below to the Plan Administrator shall mean such sub-committee).

b.	Denial of Claim:

A claim for benefits under this Agreement will be denied if the Bank determines that the Claimant is not entitled to receive benefits under the Agreement. Notice of a denial shall be furnished the Claimant within a reasonable period of time after receipt of the claim for benefits by the Plan Administrator. This time period shall not exceed more than ninety (90) days after the receipt of the properly submitted claim. In the event that the claim for benefits pertains to disability, the Plan Administrator shall provide written notice within forty-five (45), days. However, if the Plan Administrator determines, in its discretion, that an extension of time for processing the claim is required, such extension shall not exceed an additional ninety (90) days. In the case of a claim for disability benefits, the forty-five (45) day review period may be extended for up to thirty (30) days if necessary due to circumstances beyond the Plan Administrator’s control, and for an additional thirty (30) days, if necessary. Any extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review.

c.	Content of Notice:

The Plan Administrator shall provide written notice to every Claimant who is denied a claim for benefits which notice shall set forth the following:

(i.)	The specific reason or reasons for the denial;

(ii.)	Specific reference to pertinent Agreement provisions on which the denial is based;

(iii)	A description of any additional material or information necessary for the Claimant to perfect the claim, and any explanation of why such material or information is necessary; and

(iv.)	Any other information required by applicable regulations, including with respect to disability benefits.

d.	Review Procedure:

The purpose of the Review Procedure is to provide a method by which a Claimant may have a reasonable opportunity to appeal a denial of a claim to the Plan Administrator for a full and fair review. The Claimant, or his duly authorized representative, may:

(i.)	Request a review upon written application to the Plan Administrator. Application for review must be made within sixty (60) days of receipt of written notice of denial of claim. If the denial of claim pertains to disability, application for review must be made within one hundred eighty (180) days of receipt of written notice of the denial of claim;

(ii.)	Review and copy (free of charge) pertinent Agreement documents, records and other information relevant to the Claimant’s claim for benefits;

(iii)	Submit issues and concerns in writing, as well as documents, records, and other information relating to the claim.

e.	Decision on Review:

A decision on review of a denied claim shall he made in the following manner:

(i.)	The Plan Administrator may, in its sole discretion, hold a hearing on the denied claim. If the Claimant’s initial claim is for disability benefits, any review of a denied claim shall be made by members of the Plan Administrator other than the original decision maker(s) and such person(s) shall not be a subordinate of the original decision maker(s). The decision on review shall be made promptly, but generally not later than sixty (60) days after receipt of the application for review. In the event that the denied claim pertains to disability, such decision shall not be made later than forty- five (45) days after receipt of the application for review. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall the extension exceed a period of sixty (60) days from the end of the initial period. In the event the denied claim pertains to disability, written notice of such extension shall be furnished to the Claimant prior to the termination of the initial forty-five (45) day period. In no event shall the extension exceed a period of thirty (30) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review.

(ii.)	The decision on review shall be in writing and shall include specific reasons for the decision written in an understandable manner with specific references to the pertinent Agreement provisions upon which the decision is based.

(iii.)

The review will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for disability benefits. For example, the claim will be reviewed without deference to the initial adverse benefits determination and, if the initial adverse benefit determination was based in whole or in part on a medical judgment, the Plan Administrator will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Plan Administrator obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Plan Administrator will identify such experts.

(iv.)	The decision on review will include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records or other information relevant to the Claimant’s claim for benefits.

f.	Exhaustion of Remedies:

A Claimant must follow the claims review procedures under this Agreement and exhaust his or her administrative remedies before taking any further action with respect to a claim for benefits.

C.	Arbitration:

If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an Arbitrator for final arbitration. The Arbitrator shall be selected by mutual agreement of the Bank and the claimants. The Arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Arbitrator with respect to any controversy properly submitted to it for determination.

Where a dispute arises as to the Bank’s discharge of the Executive “For Cause,” such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

XIV.	TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said tax laws, rules or regulations assumptions should change and said change has a detrimental effect on this Agreement, then the Bank reserves the right to terminate or modify this Agreement accordingly. Any such termination or modification shall not be effective to decrease or restrict the Accrued Liability Retirement Account under this Agreement, determined as of the date of amendment, unless agreed to in writing by the Executive, and provided further, no amendment shall be made, or if made, shall be effective, if such termination or modification would cause the Agreement to violate Internal Revenue Code Section 409A. Upon a Change in Control, this paragraph shall become null and void.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof effective as of the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

LAKE SUNAPEE BANK, FSB
Newport, New Hampshire

/s/ Jodi Hoyt	By:	/s/ Leonard R. Cashman
Witness		(Bank Officer other than Executive) Title

/s/ Jodi Hoyt	/s/ Steve W. Ensign
Witness	Executive

BENEFICIARY DESIGNATION FORM

FOR THE EXECUTIVE SALARY CONTINUATION AGREEMENT

I.	PRIMARY DESIGNATIONS

	A.	Person(s) as a Primary Designation:
(Please indicate the percentage for each beneficiary.)

	1.	Name:		Relationship:			SS#:		%

Address:
			(Street)			(City)	(State)	(Zip)

	2.	Name:		Relationship:			SS#:		%

Address:
			(Street)			(City)	(State)	(Zip)

	3.	Name:		Relationship:			SS#:		%

Address:
			(Street)			(City)	(State)	(Zip)

	4.	Name:		Relationship:			SS#:		%

Address:
			(Street)			(City)	(State)	(Zip)

II.	ESTATE AND/OR TRUST AS PRIMARY DESIGNATIONS

	A.	Estate as a Primary Designation:
An Estate can still be listed even if there is no will.

My Primary Beneficiary is The Estate of as set forth in the Last Will and
(Insert full name)

Testament dated the day of , 200 and any codicils thereto.

	B.	Trust as a Primary Designation:

Name of the Trust:

		Execution Date of the Trust:				Name of the Trustee:

Beneficiary of the Trust: (please indicate the percentage for each beneficiary):

Name(s):

Name(s):

Is this an Irrevocable Life Insurance Trust? ☐ Yes ☐ No
(If yes and this designation is for a Joint Beneficiary Designation Agreement, an Assignment of Rights form must be completed.)

III.	SECONDARY (CONTINGENT) DESIGNATIONS

	A.	Person(s) as a Secondary (Contingent) Designation:
(Please indicate the percentage for each beneficiary in the event of the Primary’s Death.)

	1.	Name:		Relationship:		SS#:		%

Address:
			(Street)		(City)	(State)	(Zip)

	2.	Name:		Relationship:		SS#:		%

Address:
			(Street)		(City)	(State)	(Zip)

	3.	Name:		Relationship:		SS#:		%

Address:
			(Street)		(City)	(State)	(Zip)

	4.	Name:		Relationship:		SS#:		%

Address:
			(Street)		(City)	(State)	(Zip)

IV.	ESTATE AND/OR TRUST AS SECONDARY (CONTINGENT) DESIGNATIONS

	A.	Estate as a Secondary (Contingent) Designation:

My Primary Beneficiary is The Estate of as set forth in the last will and
Testament dated the day of , 200 and any codicils thereto.

	B.	Trust as a Secondary (Contingent) Designation:

Name of the Trust:

		Execution Date of the Trust:			Name of the Trustee:

Beneficiary of the Trust: (please indicate the percentage for each beneficiary):

Name(s):

Name(s):

Is this an Irrevocable Life Insurance Trust? ☐ Yes ☐ No
(If yes and this designation is for a Joint Beneficiary Designation Agreement, an Assignment of Rights form must be completed.)

V.	SIGN AND DATE

This Beneficiary Designation Form is valid until the participant notifies the bank in writing.

	Executive				Date